UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 14, 2005 (February 8, 2005)

U.S. ENERGY CORP.
(Exact Name of Company as Specified in its Charter)

Wyoming	0-6814	83-0205516
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

Glen L. Larsen Building
877 North 8th West Riverton, WY		82501
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (307) 856-9271

Not Applicable
Former Name, Former Address or Former Fiscal Year,, If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

 ☐ Written communications pursuant to Rule 425 under the Securities Act
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1: Registrant’s Business and Operations

Item 1.01.    Entry into a Material Definitive Agreement
and
Item 3.02.    Unregistered Sale of Equity Securities

General - Debentures

On February 9, 2005, U.S. Energy Corp. (the “company”) entered into, and closed, a securities purchase agreement with seven accredited investors for the issuance of $4,720,000 in face amount of debentures maturing February 4, 2008, and three year warrants to purchase common stock of the company. The face amount of the debentures includes simple annual interest at 6%; the investors paid $4,000,000 for the debentures. A commission of 7% on the $4,000,000 was paid by the company to HPC Capital Management (a registered broker-dealer) in connection with the transaction, and the company paid $20,000 of the investors’ counsel’s legal fees, resulting in net proceeds to the company of $3,700,000. Net proceeds will be used by the company for general working capital.

Unsecured; Mandatory Redemption Payments

The debentures are unsecured; the face amount of the debentures are payable every six months from February 4, 2005, in five installments of 20%, in cash or in restricted common stock of the company. If the company gives notice that it intends to make the payment in cash, the investors have the right to take the payment in stock, at the lower of $2.43 per share (the “set price”) or 90% of the volume weighted average price of the company’s stock for the 90 trading days prior to the company’s notice that the six month payment is intended to be paid by the company in cash (the “VWAP price”). The set price equals 90% of the volume weighted average price of the company’s stock over the 90 trading days prior to February 4, 2005.

Optional Redemption by Investors

At any time, the debentures are convertible to restricted common stock of the company at the set price.

Optional Redemption and Forced Conversion by Company

At any time, the company has the right to redeem some or all of the debentures in cash or stock, in amount equal to 120% of the face amount of the debentures until February 4, 2006; 115% from February 5, 2006 to February 4, 2007; and 110% from February 5, 2007 until maturity. Payment in stock would be at the set price.

If at any time the company’s stock trades at more than 150% of the set price for 20 consecutive trading days, the company may convert the balance of the face amount of the debentures to stock at 150% of the set price.

Default

In the event of default, the investors may require payment (i) in cash equal to 130% of the then outstanding face amount; or (ii) in stock equal to 100% of face amount, with the stock priced at the set price, or (iii) in stock equal to 130% of the face amount, with the stock priced at 100% of the volume weighted average price of the company’s stock for the 90 trading days prior to default.

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Warrants

The company issued warrants to the investors, expiring February 4, 2008, to purchase 971,193 shares of restricted common stock, at $3.63 per share (equal to 110% of the closing price for the company’s stock on February 4, 2005). The number of shares underlying the warrants equals 50% of the shares issuable on full conversion of the debentures at the set price (as if the debentures were so converted on February 4, 2005).

Warrants to purchase 100,000 shares, at the same price and for the same term as the warrants issued to the investors, have been issued to HPC Capital Management as additional compensation for its services in connection with the transaction with the investors.

If in any period of 20 consecutive trading days the company’s stock price exceeds 200% of the warrants’ exercise price, on each of the trading days, all of the warrants shall expire on the 30th day after the company sends a call notice to the warrantholders.

Registration Rights

The company has agreed to file with the Securities and Exchange Commission a registration statement to cover the future sale by the investors of the shares issuable in payment and/or conversion of the debentures, and the shares issuable on exercise of the warrants. The registration statement also will cover the future sale by HCP Capital Management of the shares issuable on exercise of the warrants issued to HCP in connection with the transaction.

Restricted Securities

The debentures and warrants issued in the transaction (and the shares issuable on conversion and payment of the debentures, and on exercise of the warrants) are (and will be) restricted securities. The investors have represented to the company that they are accredited investors. The transaction was not registered with the Securities and Exchange Commission, in reliance on the exemption from registration under section 4(2) of the Securities Act of 1933.

Section 8: Other Events

Item 8.01. Other Events

On February 8, 2005, the company received an Order (dated February 4, 2005) from the Judge of the U.S. District Court of Colorado authorizing Phelps Dodge Corporation to return various mining claims at Mt. Emmons, located about 3 miles west of Crested Butte, Colorado, to the company and its subsidiary Crested Corp. (doing business as the “USECC Joint Venture”). The Order declares a conveyance of the Mt. Emmons property by AMAX Inc. to USECC under the 1987 Agreement between AMAX and USECC, to include the transfer of ownership and responsibility of operating the water treatment plant located in the same immediate area. The Court further ruled that Phelps Dodge does not owe USECC any further advance royalty payments.

USECC was served with a lawsuit on June 19, 2002, filed in the U. S. District Court of Colorado by Phelps Dodge Corporation (“PD”) and its subsidiary, Mt. Emmons Mining Company (“MEMCO”), seeking declaratory judgments over contractual issues in USECC’s agreement with one of PD’s predecessor companies (AMAX), concerning the Mt. Emmons mining property. In 1974, the company and Crested leased various mining claims on Mt. Emmons to AMAX.

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The litigation stemmed from agreements that date back to 1977 and 1987 after AMAX discovered a world class deposit of molybdenum on the properties. AMAX spent substantial funds on the acquisition, exploration, mine planning activities and construction of a water treatment plant at the Mt. Emmons property. When PD acquired the property in 1999 (through its acquisition of AMAX), PD assumed the obligation of operating the water treatment plant under a water discharge permit (“NPDES”) that expires on November 30, 2005. Thereafter, PD acquired water rights to mine the molybdenum and proceeded to patent ten mining claims over the deposit.

One of the prime issues in the litigation was whether, under terms of the 1987 Agreement, PD had the authority to convey the Mt. Emmons property back to USECC including the water treatment plant. It costs approximately $1,000,000 per year to operate the plant in compliance with State of Colorado regulations. In the suit, PD and MEMCO sought to obligate USECC for the operating costs of the water treatment plant. USECC argued that the properties must be in the same condition as when they were acquired by AMAX before the water treatment plant was constructed and such conveyance should not include the water treatment plant.

The District Court ruled that a transfer of the Mt. Emmons property by PD includes the ownership and responsibility of the water treatment plant. However, the Order did not address the NPDES permit. NPDES permits are administered and regulated by the Colorado Department of Public Health and the Environment (“CDPHE”). The timing and scope of responsibilities for maintaining and operating the plant will be addressed by the CDPHE later in 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

Dated: February 14, 2005	By:	/s/Robert Scott Lorimer
Robert Scott Lorimer, CFO

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